Exhibit 3.14

Acknowledgement Number: 1000362011686591

STATE OF MARYLAND
Department of Assessments and Taxation

I, Michael L. Higgs, Director of the State Department of Assessments and Taxation, hereby certify that the attached document, consisting of 4 pages, inscribed with the same Authentication Code, is a true copy of the public record of the

ARTICLES OF AMENDMENT AND RESTATEMENT-CORPORATION

for

G2, INC.

(Department ID: **D06207252**)

I further certify that this document is a true copy generated from the online service with the State Department of Assessments and Taxation.

In witness whereof, I have hereunto subscribed my signature and affixed the seal of the State Department of Assessments and Taxation of Maryland at Baltimore on this March 23, 2020.

Michael L. Higgs
Director

SCVTO · BONÆ · VOLVNTATIS · TVÆ · CORONASTI · NOS · 1632

301 West Preston Street, Baltimore, Maryland 21201
Telephone Baltimore Metro (410) 767-1344 / Outside Baltimore Metro (888) 246-5941
MRS (Maryland Relay Service) (800) 735-2258 TT/Voice

Online Certificate Authentication Code: sSQj8Rg-iEa3blzDa_uf-w
To verify the Authentication Code, visit http://dat.maryland.gov/verify

CORPORATE CHARTER APPROVAL SHEET
Acknowledgment Number: 1000362011686591

** KEEP WITH DOCUMENT **

DOCUMENT CODE 13 BUSINESS CODE 03

D-06207252

Close ______ Stock ✓ Nonstock ______

P.A. ______ Religious ______

Merging/Converting ______

Surviving/Resulting ______

1000362011686591

ID # D06207252 ACK # 1000362011686591
PAGES: 0004
G2, INC

12/07/2018 AT 08:40 A WO # 0004913604

New Name ______

FEES REMITTED

	Base Fee:	100
	Org. & Cap. Fee:	
	Expedite Fee:	425
	Penalty:	
	State Recordation Tax:	
	State Transfer Tax:	
______	Certified Copies	
	Copy Fee:	
______	Certificates	
	Certificate of Status Fee:	
	Personal Property Filings:	
	NP Fund:	
	Other	
	TOTAL FEES:	525

______ Change of Name
X Change of Principal Office
X Change of Resident Agent
X Change of Resident Agent Address
______ Resignation of Resident Agent
______ Designation of Resident Agent and Resident Agent's Address
______ Change of Business Code

______ Adoption of Assumed Name

______ Other Change(s)

Code 842

Attention ______

COMPLETE CORPORATE SOLUTIONS, LLC
SUITE B
3361 FOXTAIL LN
GLEN ROCK PA 17327-8163

Credit Card ______ Check ✓ Cash ______

______ Documents on ______ Checks

Approved By: 16

Keyed By ______

COMMENT(S):

CUST ID:0003897027
WORK ORDER:0004913604
DATE:12-07-2018 09:15 AM
AMT PAID:$525.00

Page 1 of 4

Acknowledgment Number: 1000362011686591

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

G2, INC

*****

D R Wyatt, Treasurer of G2, Inc, a Maryland corporation (the “Corporation”), hereby certifies under oath to the State Department of Assessments and Taxation of Maryland that

1	The Corporation desires to, and does hereby, amend and restate in its entirety the charter of the Corporation (the “Charter”), as currently in effect and as hereinafter amended

2	The following provisions are all the provisions of the Charter currently in effect, as amended and restated herein

3	The name of the Corporation is G2, Inc

4

The amendment to and restatement of this Charter as set forth herein has been duly advised and approved by a majority of the Board of Directors, and was approved by the sole stockholder of the Corporation by unanimous written consent

5	The principal office address of the Corporation is 300 Sentinel Drive, Annapolis Junction, Maryland 20701

6

The address of its resident agent in the State of Maryland is The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093 The name of its resident agent at such address is The Corporation Trust Incorporated

7

The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law

8	The total number of shares of stock that the Corporation shall have authority to issue is 100 shares of common stock, each share shall have a par value of $0 per share

9	The Corporation is to have perpetual existence

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Acknowledgment Number: 1000362011686591

10	In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the bylaws of the Corporation

11

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors The number of directors of the Corporation shall be three, which number may be increased by or decreased pursuant to the bylaws of the Corporation The names of the current directors who shall act until their successors are duly chosen and qualified are Edgar A. Green III, Charles R Monroe, Jr and D R Wyatt

12

A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Maryland General Corporation Law as the same exists or may hereafter be amended Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal

13

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in these Articles of Amendment and Restatement, and other provisions authorized by the laws of the State of Maryland at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to these Articles of Amendment and Restatement in its present form or as hereafter amended are granted subject to the rights reserved in this article

14	The stockholders of the Corporation shall not be personally liable for the debts, liabilities or obligations of the Corporation

CUST ID. 0003697027

WORK ORDER. 0004913604

DATE. 12-07-2018 09.15 AM

AMT. PAID $525 00

Authentication Number: sSQj8Rg-iEa3blzDa_uf-w	Page 3 of 4

Acknowledgment Number: 1000362011686591

IN WITNESS WHEREOF, these Articles of Amendment and Restatement are hereby executed, as of December 5, 2018, in the name of and on behalf of G2, lnc. by its Treasurer and attested by its Secretary.

ATTEST:		G2, INC.

By:		By:
Name:	Charles R. Monroe, Jr.	Name:	D.R. Wyatt
Title:	Secretary	Title:	Treasurer

I hereby consent to my designation in this document as resident agent for the Corporation.

THE CORPORATION TRUST INCORPORATED

By:
Name:	Judith Argao
Title:	Vice President and Assistant Secretary

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